Exhibit 99.1

Contacts:

Investor Relations:

Angela White

ir@vistaprint.com
+1 (781) 652-6480

Media Relations:

Jason Keith

publicrelations@vistaprint.com
+1 (781) 652-6444

Vistaprint Reports 2010 Fiscal Year First Quarter Financial Results

•	First quarter revenue grew 27 percent year over year to $145.1 million

•	GAAP net income per diluted share grew 61 percent year over year to $0.29

•	Non-GAAP adjusted net income per diluted share grew 37 percent year over year to $0.41

Venlo, the Netherlands, October 29, 2009 – Vistaprint N.V. (Nasdaq:VPRT), the company that provides high-impact personalized products and services for small businesses and the home, today announced financial results for the first quarter of the fiscal year ending June 30, 2010.

“Vistaprint continued our track record of strong execution with these first quarter results,” said Robert Keane, president and chief executive officer. “Our earnings exceeded expectations due to higher than anticipated revenue and strong gross margins. During the quarter, we began to execute against the fiscal year 2010 investment acceleration that we discussed in our last earnings call. We believe these investments will help us capitalize on our large market opportunity and fuel long-term growth.”

Financial Metrics:

•	Revenue for the first quarter of fiscal year 2010 grew to $145.1 million, a 27 percent increase over revenue of $114.2 million reported in the same quarter a year ago.

•	Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the first quarter was 63.6 percent, compared to 60.7 percent in the same quarter a year ago.

•

Operating income in the first quarter was $14.4 million, or 9.9 percent of revenue, and reflected a 47 percent increase compared to $9.8 million, or 8.6 percent of revenue in the same quarter a year ago.

•

GAAP net income for the first quarter was $13.0 million, or 8.9 percent of revenue, representing a 57 percent increase compared to $8.3 million, or 7.2 percent of revenue in the same quarter a year ago.

•	GAAP net income per diluted share for the first quarter was $0.29, versus $0.18 in the same quarter a year ago.

•

Non-GAAP adjusted net income for the first quarter, which excludes share-based compensation expense and its related tax effect, was $18.5 million, or 12.7 percent of revenue, representing a 32 percent increase compared to $14.0 million, or 12.2 percent of revenue in the same quarter a year ago.

•

Non-GAAP adjusted net income per diluted share for the first quarter, which excludes share-based compensation expense and its related tax effect, was $0.41, versus $0.30 in the same quarter a year ago.

•	Capital expenditures in the first quarter were $20.1 million or 13.8 percent of revenue.

•

During the first quarter, the Company generated $32.4 million in cash from operations and $10.7 million in free cash flow, defined as cash from operations less purchases of property, plant and equipment, and capitalization of software and website development costs.

•	The Company had $141.4 million in cash and cash equivalents as of September 30, 2009.

Operating Metrics:

•	Vistaprint acquired approximately 1.4 million new customers in the first fiscal quarter ended September 30, 2009.

•	Repeat customers generated approximately 67 percent of total quarterly bookings in the first quarter, compared with 66 percent in the same quarter a year ago.

•

Average daily order volume in the first quarter of fiscal 2010 was approximately 45,000, reflecting an increase of approximately 29 percent over an average of approximately 35,000 orders per day in the same quarter a year ago.

•	Advertising and commissions expense was $29.1 million, or 20.0 percent of revenue in the first quarter, compared to $20.3 million, or 17.8 percent of revenue in the same quarter a year ago.

•	Non-US markets contributed 41 percent of total revenue in the first quarter, up from 38 percent in the same quarter a year ago.

•	Average order value in the first quarter including revenue from shipping and processing was $34.23, up from $33.79 in the same quarter a year ago.

•	Web site sessions in the first quarter were 65.1 million, a 39 percent increase over 46.7 million in the same quarter a year ago.

•	Conversion rates were 6.4 percent in the first quarter of fiscal 2010, compared to 6.9 percent in the same quarter a year ago.

During the quarter, Vistaprint broadened its product offering with personalized notebooks, photo books and mugs.

“While we are off to a good start in our fiscal year 2010 with our first quarter performance, we remain at the very early stages of our holiday-related seasonal peak that is critical to our full fiscal year results,” said Mike Giannetto, chief financial officer. “We are updating our full-year guidance to reflect recent currency movements, which we anticipate will have a positive impact on full-year revenue, but a negative impact on costs and expenses. This results in increased revenue guidance but EPS guidance that is largely unchanged. We remain confident in our ability to execute against our fiscal year 2010 operating plan and our long-term investment strategy.”

Financial Guidance as of October 29, 2009:

Based on current and anticipated levels of demand, the Company expects the following financial results:

Revenue

•	For the second quarter of fiscal year 2010, ending December 31, 2009, the Company expects revenue of approximately $167 million to $175 million.

•	For the full fiscal year ending June 30, 2010, the Company expects revenue of approximately $615 million to $645 million.

GAAP Diluted Earnings Per Share

•

For the second quarter of fiscal year 2010, ending December 31, 2009, the Company expects GAAP diluted earnings per share of approximately $0.43 to $0.48, which assumes 44.9 million weighted average shares outstanding.

•	For the full fiscal year ending June 30, 2010, the Company expects GAAP diluted earnings per share of approximately $1.39 to $1.49, which assumes 45.0 million weighted average shares outstanding.

Non-GAAP Adjusted Net Income Per Diluted Share

•

For the second quarter of fiscal year 2010, ending December 31, 2009, the Company expects non-GAAP adjusted net income per diluted share of approximately $0.55 to $0.60, which excludes expected share-based compensation expense and its related tax effect of approximately $5.4 million, and assumes a non-GAAP diluted weighted average share count of approximately 45.6 million shares.

•

For the full fiscal year ending June 30, 2010, the Company expects non-GAAP adjusted net income per diluted share of approximately $1.85 to $1.95, which excludes expected share-based compensation expense and its related tax effect of approximately $22.0 million, and assumes a non-GAAP diluted weighted average share count of approximately 45.7 million shares.

Capital Expenditures

For the full fiscal year ending June 30, 2010, the Company expects to make capital expenditures of approximately $80 million to $95 million. Planned capital investments include the expansion of the Company’s Canadian manufacturing facility which is expected to be completed toward the end of fiscal year 2010, new manufacturing equipment to support the growth of the business, and a new manufacturing facility in Australia which is expected to be operational in the first quarter of fiscal year 2011.

The foregoing guidance supersedes any guidance previously issued by the Company. All such previous guidance should no longer be relied upon. At approximately 4:20 p.m. (EDT) on October 29, 2009, Vistaprint will post, on the Investor Relations section of www.vistaprint.com, a link to a pre-recorded audio visual end-of-quarter presentation along with a downloadable transcript of the prepared remarks that accompany that presentation. At 5:15 p.m. (EDT) the company will host a live Q&A conference call with management, which will be available via web cast on the Investor Relations section of www.vistaprint.com and via dial-in at (866) 515-2913, access code 88588277. A replay of the Q&A session will be available on the Company’s Web site following the call on October 29, 2009.

About non-GAAP financial measures

To supplement Vistaprint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Vistaprint has used the following measures defined as non-GAAP financial measures by the SEC: non-GAAP adjusted net income, non-GAAP adjusted net income per diluted share and free cash flow. The item excluded from the non-GAAP adjusted net income measurements is share-based compensation expense and its related tax effect. Free cash flow is defined as net cash provided by operating activities minus purchases of property, plant and equipment, and capitalization of software and website development costs. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the table captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Vistaprint’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses that were non-cash in nature or may not have been indicative of our core business operating results. Vistaprint believes that both management and investors have historically benefited from referring to these non-GAAP financial measures in assessing Vistaprint’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also have facilitated management’s internal comparisons to Vistaprint’s historical performance and our competitors’ operating results.

The Company intends to continue to use non-GAAP financial measures in its financial reporting and guidance in fiscal year 2010 and will reevaluate for future periods. Until Vistaprint ceases to include non-GAAP financial measures in its reporting, it expects to compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Management provides these non-GAAP financial measures as a courtesy to investors. However, to gain a more complete understanding of the Company’s financial performance, management does (and investors should) rely upon GAAP statements of operations and cash flow.

About Vistaprint

Vistaprint N.V. (Nasdaq: VPRT) provides more than eight million small businesses and consumers per year with the easiest way to make an impression at the best price. With a unique business model supported by proprietary technologies, high volume production facilities, and direct marketing expertise, Vistaprint offers a wide variety of products for both small businesses and the home. Options range from business cards, brochures and websites to invitations, thank you notes, calendars and more. A global company, Vistaprint employs more than 1,850 people, operates 20 localized Websites and ships to more than 120 countries around the world. Vistaprint’s broad range of products and services are easy to access online, 24 hours a day, at www.vistaprint.com, and are satisfaction guaranteed.

Vistaprint and the Vistaprint logo are trademarks of Vistaprint N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains statements about management’s future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the expected growth and development of our business such as the financial guidance set forth under the heading “Financial Guidance as of October 29, 2009,” our operating performance, our margins, our market position, our planned investments, and our ability to successfully attract and retain customers. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, our ability to attract and retain customers and to do so in a cost-effective manner, the willingness of purchasers of graphic design services and printed products to shop online, the failure of our investments, unexpected increases in our use of funds, our failure to increase our revenue and keep our expenses consistent with revenue, failures of our web sites or network infrastructure, our failure to maintain the prices we charge for our products and services, the inability of our manufacturing operations to meet customer demand, exchange rate fluctuations, changes in or interpretation of tax laws and treaties, downturns in general economic conditions, the realization of the expected benefits of our redomiciliation to the Netherlands, and other factors that are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and other documents we periodically file with the SEC.

In addition, the statements in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations and beliefs to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Financial Tables to Follow

VISTAPRINT N.V.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited in thousands, except share and per share data)

	September 30, 2009	June 30, 2009
Assets
Current assets:
Cash and cash equivalents	$141,445	$133,988
Accounts receivable, net of allowances of $165 and $172	8,449	5,672
Inventory	5,421	4,384
Prepaid expenses and other current assets	18,618	12,819

Total current assets	173,933	156,863
Property, plant and equipment, net	212,052	193,622
Software and web site development costs, net	6,750	6,754
Deferred tax assets	7,041	7,035
Other assets	8,549	5,275

Total assets	$408,325	$369,549

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$20,668	$11,347
Accrued expenses	53,945	43,724
Deferred revenue	4,732	3,393
Current portion of long-term debt	7,398	8,349

Total current liabilities	86,743	66,813
Deferred tax liabilities	1,637	1,637
Other liabilities	5,318	5,100
Long-term debt	4,889	10,465

Total liabilities	98,587	84,015

Commitments and contingencies
Shareholders’ equity:
Ordinary shares, par value €0.01 per share, and Common shares, par value $0.001 per share, respectively; 120,000,000 and 500,000,000 shares authorized, respectively; 44,948,991 and 44,675,223 shares issued and 43,061,893 and 42,805,811 shares outstanding, respectively	629	45
Treasury shares, at cost, 1,887,098 and 1,869,412 shares, respectively	(30,787)	(29,881)
Additional paid-in capital	221,257	212,864
Retained earnings	111,760	98,784
Accumulated other comprehensive income	6,879	3,722

Total shareholders’ equity	309,738	285,534

Total liabilities and shareholders’ equity	$408,325	$369,549

VISTAPRINT N.V.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited in thousands, except share and per share data)

	Three Months Ended September 30,
	2009	2008
Revenue	$145,091	$114,232

Cost of revenue (1)	52,865	44,844
Technology and development expense (1)	17,672	13,808
Marketing and selling expense (1)	46,533	34,801
General and administrative expense (1)	13,615	10,948

Income from operations	14,406	9,831
Interest income	130	728
Other income (expense), net	188	(941)
Interest expense	383	380

Income before income taxes	14,341	9,238
Income tax provision	1,365	965

Net income	$12,976	$8,273

Basic net income per share	$0.30	$0.19

Diluted net income per share	$0.29	$0.18

Weighted average shares outstanding - basic	42,924,751	44,379,680

Weighted average shares outstanding - diluted	44,797,724	46,014,442

(1) Share-based compensation is allocated as follows:

	Three Months Ended September 30,
	2009	2008
Cost of revenue	$197	$196
Technology and development expense	1,470	1,264
Marketing and selling expense	1,123	1,037
General and administrative expense	2,520	2,991

VISTAPRINT N.V.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(Unaudited in thousands, except share and per share data)

	Three Months Ended September 30,
	2009		2008
Non-GAAP adjusted net income reconciliation:
Net income	$12,976		$8,273
Add back:
Share-based compensation expense, inclusive of income tax effects	5,499	(a)	5,682	(b)

Non-GAAP adjusted net income	$18,475		$13,955

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$0.29		$0.18
Add back:
Share-based compensation expense, inclusive of income tax effects	0.12		0.12

Non-GAAP adjusted net income per diluted share	$0.41		$0.30

Non-GAAP weighted average shares outstanding - diluted	45,561,364		46,805,441

(a)	Includes share-based compensation charges of $5,310 and the income tax effects related to those charges of $189

(b)	Includes share-based compensation charges of $5,488 and the income tax effects related to those charges of $194

VISTAPRINT LIMITED N.V.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited in thousands)

	Three Months Ended September 30,
	2009	2008
Operating activities
Net income	$12,976	$8,273
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,314	8,058
Loss on disposal or impairment of long-lived assets	140	-
Share-based compensation expense	5,310	5,488
Tax benefits derived from share-based compensation	(704)	-
Changes in operating assets and liabilities:
Accounts receivable	(2,781)	(1,282)
Inventory	(941)	(359)
Prepaid expenses and other assets	(8,634)	(803)
Accounts payable	5,180	4,338
Accrued expenses and other liabilities	11,589	4,882

Net cash provided by operating activities	32,449	28,595

Investing activities
Purchases of property, plant and equipment	(20,070)	(14,249)
Purchases of marketable securities	-	(1,110)
Sales and maturities of marketable securities	100	11,777
Capitalization of software and website development costs	(1,675)	(1,573)

Net cash used in investing activities	(21,645)	(5,155)

Financing activities
Repayments of long-term debt	(6,729)	(826)
Payment of withholding taxes in connection with vesting of restricted share units	(1,243)	(620)
Tax benefits derived from share-based compensation awards	704	-
Proceeds from issuance of shares	3,371	2,933

Net cash (used in) provided by financing activities	(3,897)	1,487

Effect of exchange rate changes on cash	550	(726)

Net increase in cash and cash equivalents	7,457	24,201

Cash and cash equivalents at beginning of period	133,988	103,145

Cash and cash equivalents at end of period	$141,445	$127,346

Free cash flow reconciliation:
Net cash provided by operating activities	$32,449	$28,595
Purchases of property, plant and equipment	(20,070)	(14,249)
Capitalization of software and website development costs	(1,675)	(1,573)

Total free cash flow	$10,704	$12,773